UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 18, 2009

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Fremont Street

San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 19, 2009, Riverbed Technology, Inc. (“Riverbed”) completed its previously announced acquisition of Mazu Networks, Inc. (“Mazu”) pursuant to the terms of the Agreement of Merger dated as of January 20, 2009 (the “Merger Agreement”) entered into by and among Riverbed, Mazu, Maple Acquisition Sub, Inc., a wholly-owned subsidiary of Riverbed (“Merger Sub”), and an agent for the stockholders of Mazu. Pursuant to the terms of the Merger Agreement: (a) Merger Sub was merged with and into Mazu (the “Merger”), with Mazu continuing as the surviving corporation and as a wholly-owned subsidiary of Riverbed; and (b) Riverbed: (i) acquired all of the outstanding securities of Mazu; (ii) made an initial payment totaling approximately $23.1 million in cash (and assumed approximately $1.9 million in liabilities); and (iii) potentially will make additional payments totaling up to $22 million in cash based on achievement of certain bookings targets for the one-year period from April 1, 2009 through March 31, 2010.

The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

On February 20, 2009, Riverbed issued a press release relating to the completion of the acquisition of Mazu. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On February 18, 2009, the Board of Directors of Riverbed (the “Board”) adopted the Riverbed Technology, Inc. 2009 Inducement Equity Incentive Plan (the “Inducement Plan”). The objective of the Inducement Plan is to provide incentives to attract, retain, and motivate eligible persons whose potential contributions are important to promote Riverbed’s long-term success and the creation of stockholder value. The Inducement Plan is intended to comply with NASDAQ Rule 4350(i)(1)(A)(iv), which governs granting certain awards as a material inducement to an individual entering into employment with Riverbed. The Inducement Plan will be used to grant options to Mazu employees that are joining Riverbed following the closing of the Merger, and may be used for new hire equity grants should the Board or Compensation Committee of the Board determine to do so in the future. The foregoing description of the Inducement Plan is qualified in its entirety by reference to the Inducement Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits.

2.1	Agreement of Merger, dated as of January 20, 2009, among Riverbed Technology, Inc., a Delaware corporation, Maple Acquisition Sub, Inc., a Delaware corporation, Mazu Networks, Inc., a Delaware corporation and Donald A. Sullivan as the Stockholders’ Agent.

10.1	Riverbed Technology, Inc. 2009 Inducement Equity Incentive Plan and forms of agreement thereunder.

99.1	Press release, dated February 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

DATE: February 20, 2009	By:	/s/ Randy S. Gottfried
Randy S. Gottfried
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
2.1	Agreement of Merger, dated as of January 20, 2009, among Riverbed Technology, Inc., a Delaware corporation, Maple Acquisition Sub, Inc., a Delaware corporation, Mazu Networks, Inc., a Delaware corporation and Donald A. Sullivan as the Stockholders’ Agent.

10.1	Riverbed Technology, Inc. 2009 Inducement Equity Incentive Plan and forms of agreement thereunder.

99.1	Press release, dated February 20, 2009.